Dominion Minerals Appoints Ambassador Danny Ayalon to its Board of Directors and Chaim Lebovits as President

NEW YORK, July 30 2008 / -- Dominion Minerals Corp. (OTC: DMNM) ("Dominion Minerals" or "the Company") is pleased to announce the appointment of H.E. Ambassador Daniel "Danny" Ayalon to its Board of Directors and the appointment of Mr. Chaim Lebovits of ACC Holdings International as its new President and to its Board of Directors .

Mr. Ayalon is the former Ambassador of the State of Israel to the United States. He was appointed to the position in 2002 by former Prime Minister Ariel Sharon. Before taking on this responsibility, Mr. Ayalon had served as Chief Foreign Policy Advisor to Prime Minister Ariel Sharon and as Deputy Foreign Policy Adviser to two previous Prime Ministers. He served in New York from 1993-1997 as the Director of the Bureau of Israel's Ambassador to the UN and as Deputy Chief of Mission in Panama from 1991-1992. Before his entrance into Israel's Foreign Service, Mr. Ayalon was a senior finance executive in Israel's leading international trading company.

While in Panama, Mr. Ayalon was responsible for political, economic, media and cultural ties between Panama and Israel.

Mr. Ayalon is presently the President of Hod Ayalon Ltd, Senior International Consultant at Gravitas International Consultants, Vice Chairman of Israel-America Chamber of Commerce, a Board member of America-Israel Friendship League and Co-Chairman of Nefesh B'nefesh.

The Company is also pleased to welcome Mr. Chaim Lebovits of ACC Holdings International as its new President and to its Board of Directors. Mr. Lebovits has been at the forefront of investments into mining and natural resources in emerging markets, especially the African region, for a number of years. During this time, Mr. Lebovits led and negotiated many successful transactions with and on behalf of various African governments and international mining businesses.

Pini Althaus, the Company's Chairman and CEO, stated: “Following the recently concluded $10 million capital raise, we are delighted and honored to welcome H.E. Ambassador Ayalon to the Dominion Minerals Board. Aside from the political standing that Mr. Ayalon enjoys in the United States, Israel and abroad, I believe that Mr. Ayalon’s financial acumen as well as his in-country experience in Panama will be of immediate relevance and strategic value to us.”

“We are also pleased to welcome Mr. Lebovits to the Company as its new President. Mr. Lebovits’ experience within the resource sector will be of great importance to us in developing and growing the Cerro Chorcha opportunity and maximizing long-term value creation for all Dominion shareholders.”

Ambassador Danny Ayalon stated: “I am delighted to join the Board of Dominion Minerals. Pini Althaus and his team have done a tremendous job at delivering this company towards its current level of performance; with regards to the prospective Cerro Chorcha project and in establishing itself in Panama. I look forward to assisting the Company and lending my expertise where required in achieving Dominion’s goals in Panama and elsewhere”.

For further information please contact:

Dominion Minerals Pini Althaus, President & CEO Tel: +1 212 231-8171 Email: pini@dominionminerals.com

About Dominion Minerals Corp.
Dominion Minerals Corp. is a US-based copper and gold exploration and development company focused primarily on its Cerro Chorcha Porphyry Copper Project in Panama.
For more information please visit http://www.dominionminerals.com

Forward-Looking Statement Disclaimer
This press release includes certain statements that may be deemed "forward-looking statements". All statements in this release, other than statements of historical facts are forward-looking statements. Factors that could cause actual results to differ materially from those in forward-looking statements include, but are not limited to, the market price of gold, general economic conditions, market and business conditions, statements or information with respect to known or unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements or information. Forward-looking statements or information are subject to a variety of risks and uncertainties which could cause actual events or results to differ from those reflected in the forward-looking statements or information, including, without limitation, risks and uncertainties relating to the Company's plans at its mineral properties, the interpretation of drill results and the estimation of mineral resources and reserves, the geology, grade and continuity of mineral deposits, the possibility that future exploration, development or mining results will not be consistent with the Company's expectations, metal recoveries, accidents, equipment breakdowns, title matters, labor disputes or other unanticipated difficulties with or interruptions in production and operations, the potential for delays in exploration or development activities or the completion of feasibility studies, the inherent uncertainty of production and cost estimates and the potential for unexpected costs and expenses, commodity price fluctuations, currency fluctuations, failure to obtain adequate financing on a timely basis, the effect of hedging activities, including margin limits and margin calls, regulatory restrictions, including environmental regulatory restrictions and liability, the speculative nature of mineral exploration, dilution, competition, loss of key employees.

Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements. In addition, the Company's business and operations are subject to the risks set forth in the Company's most recent Form 10-KSB, Form 10-QSB and other SEC filings which are available through EDGAR at www.sec.gov. These are among the primary risks we foresee at the present time. The Company assumes no obligation to update the forward-looking statements.